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                                                                    Exhibit 99.1

PRESS RELEASE


COMMUNITY FIRST, INC.
APRIL 29, 2005

COMMUNITY FIRST CONTINUES RAPID GROWTH AND A 33.2% INCREASE IN QUARTERLY NET INCOME AS COMPARED TO THE SAME QUARTER LAST YEAR; ALSO ANNOUNCES A 2 FOR 1 STOCK SPLIT.


MARC R. LIVELY, PRESIDENT AND CHIEF EXECUTIVE OFFICER FOR COMMUNITY FIRST, INC., THE HOLDING COMPANY FOR COMMUNITY FIRST BANK & TRUST, REPORTED NET INCOME OF $586,000 FOR THE QUARTER ENDED MARCH 31, 2005, COMPARED WITH NET INCOME OF $440,000 FOR THE QUARTER ENDED MARCH 31, 2004, A 33.2% INCREASE. ON A PER SHARE BASIS, NET INCOME GREW TO $.41 PER SHARE FROM $.35 PER SHARE A YEAR EARLIER. TOTAL INTEREST INCOME GREW FROM $2,834,000 TO $3,603,000 FOR THE COMPARABLE QUARTER A YEAR EARLIER. NET INTEREST INCOME GREW 21.5% FROM $1,861,000 TO $2,262,000. THE IMPROVEMENT IN OUR OVERALL PERFORMANCE WAS ATTRIBUTED TO CONTINUED GROWTH IN OUR ASSET BASE WITH A MORE CONTROLLED EXPENSE GROWTH. "THE FIRST QUARTER OF 2005 WAS A TREMENDOUS SUCCESS FOR COMMUNITY FIRST," REPORTED LIVELY.

TOTAL ASSETS GREW TO $268,000,000, UP 4.3% FROM THE $257,000,000 REPORTED AT DECEMBER 31, 2004. LOANS, NET OF LOAN LOSS RESERVE, AS OF MARCH 31, 2005 WERE $219,000,000, A 5.3% INCREASE OVER YEAR END 2004. IN ADDITION TO OUR CONTINUED LOAN GROWTH, OUR TOTAL DELINQUENCIES WERE AT A RECORD LOW FOR THE QUARTER. TOTAL DEPOSITS REACHED THE $234,000,000 LEVEL SHOWING 4.7% GROWTH FROM DECEMBER 31, 2004. "WE CONTINUE TO BE PLEASED AND EXTREMELY APPRECIATIVE OF THE SUPPORT OUR BANK IS RECEIVING IN MAURY COUNTY," REPORTED LIVELY.

COMMUNITY FIRST ALSO ANNOUNCED THAT AT A MEETING ON APRIL 26, 2005 ITS BOARD OF DIRECTORS APPROVED A TWO-FOR-ONE SPLIT OF ALL OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, PAYABLE MAY 9, 2005 TO SHAREHOLDERS OF RECORD ON MAY 9, 2005. IT WAS ALSO REPORTED THAT THE COMPANY EXPECTS TO BREAK GROUND ON THE COOL SPRINGS EXPANSION BY MAY 1, 2005; THE BANK HOPES TO OCCUPY THE FACILITY BY FEBRUARY 2006.

COMMUNITY FIRST, INC. IS THE HOLDING COMPANY FOR COMMUNITY FIRST BANK & TRUST, A COLUMBIA TENNESSEE COMMERCIAL BANK WITH FOUR OFFICES IN MAURY COUNTY. THE
COMPANY ALSO OPERATES 11 ATM'S IN THE COUNTY. THE BANK PROVIDES A
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COMPREHENSIVE LINE OF BANKING SERVICES TO CONSUMERS AND BUSINESSES IN THE MIDDLE
TENNESSEE AREA.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL OR CURRENT FACTS, INCLUDING STATEMENTS ABOUT BELIEFS AND EXPECTATIONS, ARE FORWARD LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS COVER, AMONG OTHER THINGS, ANTICIPATED FUTURE EXPENSES AND REVENUE, AND THE FUTURE PROSPECTS OF THE COMPANY. THESE STATEMENTS INCLUDE CERTAIN PLANS, EXPECTATIONS, GOALS, AND PROJECTIONS, WHICH ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS, AND UNCERTAINTIES. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS NEWS RELEASE ARE BASED ON INFORMATION AVAILABLE AT THE TIME OF THE RELEASE; THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT.